Exhibit 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT FOR THE NOTES

WORLD OMNI AUTOMOBILE LEASE SECURITIZATION TRUST 2013-A

$783,210,000

0.25000% Class A-1 Asset Backed Notes

$110,000,000

0.73% Class A-2a Asset Backed Notes

$179,000,000

1 Month LIBOR + 0.32% Class A-2b Asset Backed Notes

$164,000,000

1.10% Class A-3 Asset Backed Notes

$215,000,000

1.40% Class A-4 Asset Backed Notes

$85,170,000

1.64% Class B Asset Backed Notes

$30,040,000

UNDERWRITING AGREEMENT

September 11, 2013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, 4th Floor

New York, New York 10010

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park, Floor 11

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway,

New York, New York 10036

as Underwriters

Ladies and Gentlemen:

1. Introductory. World Omni Auto Leasing LLC, a Delaware limited liability company (the “Depositor”), and World Omni Financial Corp., a Florida corporation (“World Omni”), hereby confirm their respective agreements with you (collectively, the “Underwriters”), that the Depositor will sell to the Underwriters $110,000,000 aggregate principal amount of 0.25000% Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), $179,000,000 aggregate principal amount of 0.73% Asset Backed Notes, Class A-2a (the “Class A-2a Notes”), $164,000,000 aggregate principal amount of 1 Month LIBOR + 0.32% Asset Backed Notes, Class A-2b (the “Class

A-2b Notes”), $215,000,000 aggregate principal amount of 1.10% Asset Backed Notes, Class A-3 (the “Class A-3 Notes”), $85,170,000 aggregate principal amount of 1.40% Asset Backed Notes, Class A-4 (the “Class A-4 Notes”) and $30,040,000 aggregate principal amount of 1.64% Asset Backed Notes, Class B (the “Class B Notes”) of World Omni Automobile Lease Securitization Trust 2013-A (the “Trust”) on the Closing Date (as defined below) pursuant to the terms and conditions herein contained. The Class A-1 Notes, Class A-2a Notes, Class A-2b Notes, Class A-3 Notes, Class A-4 Notes and the Class B Notes are collectively referred to herein as the “Notes”.

The Notes will be issued pursuant to an Indenture (as amended, restated, modified or supplemented from time to time, the “Indenture”), to be dated as of the Closing Date, between the Trust and The Bank of New York Mellon, as indenture trustee (in such capacity, the “Indenture Trustee”). The Depositor will retain the asset backed certificates (the “Certificates”) issued pursuant to a trust agreement, to be dated as of the Closing Date, between the Depositor and Deutsche Bank Trust Company Delaware, as owner trustee (in such capacity, the “Owner Trustee”) (as amended, restated, modified or supplemented from time to time, the “Trust Agreement”). The Certificates will be subordinated to the Notes to the extent described in the Basic Documents (as defined below). The Notes will be secured by the assets of the Trust which will include, among other things, the Exchange Note (as defined below).

On the Closing Date, World Omni LT (“WOLT”) shall, pursuant to (i) that certain Fourth Amended and Restated Collateral Agency Agreement, dated as of December 15, 2009, as amended, by and among WOLT, Auto Lease Finance LLC (“ALF”), AL Holding Corp. (the “Closed-End Collateral Agent”), Bank of America, N.A. (the “Deal Agent”), U.S. Bank National Association (the “Closed-End Administrative Agent”) and the secured parties from time to time named therein (as amended, restated, modified or supplemented from time to time, the “Collateral Agency Agreement”) and (ii) a 2013-A Exchange Note Supplement to Collateral Agency Agreement, to be dated as of the Closing Date, by and among WOLT, ALF, the Closed-End Collateral Agent and the Closed-End Administrative Agent (as amended, restated, modified or supplemented from time to time, the “Exchange Note Supplement”), issue a closed-end exchange note (the “Exchange Note”) to ALF evidencing WOLT’s payment obligations in respect of certain Advances acquired by ALF from the Warehouse Facility Lenders under the Warehouse Facility and certain additional advances made by ALF to WOLT. Amounts due on the Exchange Note will be paid from the cash flow from a pool of automobile and light-duty truck leases and the related leased vehicles and certain monies due or received thereunder after July 30, 2013 (the “Cutoff Date”). ALF will sell the Exchange Note to the Depositor pursuant to an Exchange Note Sale Agreement, to be dated as of the Closing Date, between ALF and the Depositor (as amended, restated, modified or supplemented from time to time, the “Exchange Note Sale Agreement”). The Exchange Note will be transferred by the Depositor to the Trust pursuant to an Exchange Note Transfer Agreement, to be dated as of the Closing Date, between the Depositor and the Trust (as amended, restated, modified or supplemented from time to time, the “Exchange Note Transfer Agreement”). World Omni will continue to service the Transaction Units after the issuance of the Exchange Note pursuant to an Exchange Note Servicing Supplement 2013-A to Closed-End Servicing Agreement, to be dated as of the Closing Date, among World Omni, WOLT and the Closed-End Collateral Agent (as amended, restated, modified or supplemented from time to time, the “Exchange Note Servicing Supplement”), which supplements that certain Fifth Amended and Restated Servicing Agreement, dated as of December 15, 2009, among World Omni, as closed-end servicer, WOLT, as titling trust, and the Closed-End Collateral Agent (as amended, restated, modified or supplemented from time to time, including as supplemented by the Exchange Note Servicing Supplement, the “Servicing Agreement”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in (i) Appendix A to the Indenture or (ii) if not defined therein, in Appendix A to the Collateral Agency Agreement.

As used herein, the term “Basic Documents” refers to the Indenture, the Collateral Agency Agreement, the Closed-End Administration Agreement, the Titling Trust Agreement, the Intercreditor Agreement, the Master Exchange Agreement, the Exchange Note Supplement, the Exchange Note Sale Agreement, the Exchange Note Transfer Agreement, the Security Agreement, the Servicing Agreement, the Administration Agreement, to be dated as of the Closing Date, by and among the Trust, World Omni, as administrator, and the Indenture Trustee and the Issuer Letter of Representations, to be dated as of the Closing Date, between the Trust and The Depository Trust Company.

At or prior to the time when sales (including any contracts of sale) of the Notes were first made to investors by the Underwriters, which shall be deemed to be 1:41p.m. on September 11, 2013, (the “Time of Sale”), the Depositor had prepared the following information (together, as a whole, the “Time of Sale Information”): (i) the preliminary prospectus supplement dated September 5, 2013, and the base prospectus dated September 5, 2013

(together, along with any information referred to under the caption “Static Pool Information” therein, the “Preliminary Prospectus”), (ii) each “free writing prospectus” (as defined pursuant to Rule 405 of the Securities Act of 1933, as amended (the “Act”)) listed on Schedule II hereto (as it may be amended with the approval in writing of the parties hereto) (each a “Free Writing Prospectus”) and (iii) the “net road show” referred to in Section 6(f)(i). If, subsequent to the Time of Sale and prior to the Closing Date, it is determined by the parties that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the investors may terminate their old “contracts of sale” (within the meaning of Rule 159 under the Act). If, following any such termination, the Underwriters, with prior written notice to the Depositor and World Omni, enter into new contracts of sale with investors for the Notes, then “Time of Sale Information” will refer to the documents agreed upon in writing by the Depositor and the Underwriters that correct such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date agreed upon by the Depositor and the Underwriters.

2. Representations and Warranties of the Depositor and World Omni. Each of the Depositor and World Omni (except with respect to Section 2(cc), only, World Omni), jointly and severally, represents and warrants to, and agrees with, each of the Underwriters, that:

(a) The registration statement on Form S-3 (No. 333-178682), including a prospectus, relating to the Notes (x) has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective and is still effective as of the date hereof and (y) was declared effective by the Commission within three years prior to the Closing Date. Such registration statement, as amended as of the date of this Underwriting Agreement (this “Agreement”) is hereinafter referred to as the “Registration Statement,” and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Notes as first filed with the Commission after the date of this Agreement pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus”; a “preliminary prospectus” means any form of prospectus, including any prospectus supplement, relating to the Notes that is subject to completion; the “Base Prospectus” means the base prospectus dated September 5, 2013 included in the Prospectus; the “Prospectus Supplement” means the prospectus supplement dated September 11, 2013 included in the Prospectus. The Depositor has filed the Preliminary Prospectus on September 5, 2013, within the applicable period of time required under the Act and the Rules and Regulations.

(b) (A) As of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2), and any amendment thereto under the Act, the Registration Statement complied, and on the date of this Agreement the Registration Statement will comply, in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the “Rules and Regulations”) and at such times did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date, the Prospectus will comply in all material respects with the requirements of the Act and the Rules and Regulations (provided, that the Depositor has prepared the Prospectus in reliance upon and in conformity with the guidance from the Staff of the Commission set forth in the No-Action Letter, dated November 23, 2010, regarding Regulation AB Items 1103(a)(9) and 1120) and does not include, or will not include, any untrue statement of a material fact, nor does the Prospectus omit to state, nor will it omit to state, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The immediately preceding sentence does not apply to statements in or omissions from the Registration Statement or Prospectus based solely upon written information furnished to the Depositor or World Omni by any Underwriter specifically for use therein; provided that, the only such information furnished to the Depositor or World Omni consists of the information set forth in (x) with respect to the Preliminary Prospectus and the Prospectus, the first and second sentences under the heading “Risk Factors—You may have difficulty selling your Series 2013-A Notes and/or obtaining your desired price due to the absence of, or illiquidity in, a secondary market for such Series 2013-A Notes and because of general global economic conditions”, (y) with respect to the Preliminary Prospectus, the third paragraph and the table following the third paragraph, the sixth paragraph and third and fourth sentences of the seventh paragraph under the heading “Underwriting” and (z) with respect to the Prospectus, the second paragraph and the table following the second paragraph, the fifth paragraph and third and fourth sentences of the sixth paragraph under the heading “Underwriting” (the “Underwriter Information”). In addition, the term “Underwriter Information” shall include the fact that certain of the commercial paper issuers referred to under the heading “Use of Proceeds” are administered by affiliates of one or more of the underwriters. The Prospectus delivered to you for use in connection with the offering of the Notes will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system, except to the extent permitted by Regulation S-T.

(c) The Time of Sale Information, as of its date and at the Time of Sale, (i) did, and at the Closing Date will, comply in all material respects with the requirements of the Act and the Rules and Regulations and (ii) did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

(d) None of World Omni, WOLT, ALF, the Depositor or the Trust (the “World Omni Parties”) is now or, as a result of the transactions contemplated by this Agreement, will become, an “investment company”, nor is any of them “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(e) To the best of its knowledge, each of the Transaction Units as of the Cutoff Date will meet the eligibility criteria for selection provided in the Basic Documents and described in the Prospectus and in the Time of Sale Information. If any Transaction Unit shall fail to meet such requirements ALF will cause the reallocation of such Transaction Unit from the Reference Pool as required by the Basic Documents.

(f) The Notes are “asset-backed securities” within the meaning of, and satisfy the requirements for use of, Form S-3 under the Act.

(g) The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder. When the Indenture is executed by all the parties to the Indenture, it will conform in all material respects with the requirements of the Trust Indenture Act of 1939 (as amended the “TIA”), and at all times thereafter will be duly qualified under the TIA.

(h) The Depositor has satisfied all of its obligations under the Exchange Act and is eligible for use of Form S-3 under the Act.

(i) As of the Time of Sale, the Depositor was not and as of the Closing Date is not, an “ineligible issuer,” as defined in Rule 405 under the Act.

(j) The Depositor has filed or will file the Preliminary Prospectus, each Free Writing Prospectus listed on Schedule II or approved in writing by the Depositor and any “issuer information” as defined under Rule 433(h) under the Act included in any Free Writing Prospectus permitted by this Agreement that is required to have been filed under the Act and the Rules and Regulations, and it has done or will do so within the applicable periods of time required under the Act and the Rules and Regulations.

(k) Each of the Depositor and ALF has been duly formed and is validly existing as a limited liability company under Delaware law, and all filings required at the date hereof under Delaware law with respect to the due formation and valid existence of each the Depositor and ALF as a limited liability company have been made; each of the Depositor and ALF has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and in the Time of Sale Information or in its organizational documents, and to enter into and to perform its obligations under this Agreement and each Basic Document to which the Depositor or ALF, as applicable, is a party or by which it may be bound; each of the Depositor and ALF is duly qualified or registered as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, or business prospects; all of the issued and outstanding membership interests of ALF are owned by World

Omni, and of the Depositor are owned by ALF, in each case free and clear of liens; and the Depositor does not have any subsidiaries (other than the Trust and similar trusts). Each of the Depositor and ALF is current in the payment of any taxes required to be paid by it.

(l) Each of the Trust and WOLT has been duly formed and is validly existing as a statutory trust under Delaware law, and all filings required at the date hereof under Delaware law with respect to its due formation and valid existence as a statutory trust have been made; each of the Trust and WOLT has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and in the Time of Sale Information or in its organizational documents, and to enter into and to perform its obligations under each Basic Document to which it is a party or by which it may be bound; each of the Trust and WOLT is duly qualified or registered as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, or business prospects; and neither the Trust nor WOLT has any subsidiaries. Each of the Trust and WOLT is current in the payment of any taxes required to be paid by it.

(m) World Omni has been duly incorporated, is current in the payment of taxes to the State of Florida and fees to the Florida Department of State and its status is “active”, except for such taxes that are being disputed by World Omni in good faith and if such dispute is adversely determined against World Omni it would not have a material adverse effect on its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under each Basic Document to which it is a party or by which it may be bound; World Omni has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and in the Time of Sale Information and to enter into and to perform its obligations under this Agreement and each Basic Document to which World Omni is a party or by which it may be bound; and World Omni is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not have a material adverse effect on its condition, financial or otherwise, or its earnings, business affairs or business prospects or its ability to perform its obligations under this Agreement or any Basic Document to which it is a party or by which it may be bound.

(n) None of the World Omni Parties is in violation of its organizational or charter documents, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its properties or assets is subject; the execution, delivery and performance by each of the World Omni Parties of this Agreement and each Basic Document to which it is a party, the consummation of the transactions contemplated herein and therein and compliance by it with its obligations hereunder and thereunder have been duly and validly authorized by all necessary action (corporate or otherwise), and will not conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien (except as permitted by the Basic Documents) upon any of its property or assets pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it may be a party, by which it may be bound or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of its charter or organizational documents, Bylaws or any applicable law, administrative regulation or administrative or court decree and each Basic Document is the legal, valid and binding obligation of each of the World Omni Parties party thereto enforceable against such parties in accordance with the respective terms of each Basic Document, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights generally or by general equitable principles.

(o) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Depositor or World Omni, threatened, against or affecting the World Omni Parties, that is required to be disclosed in the Registration Statement and that is not disclosed or that could reasonably be expected to result in any material adverse change in its condition, financial or otherwise, or in its earnings, business affairs or business prospects or that could reasonably be expected to materially and adversely affect its properties or assets or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or any Basic Document to which any of the World Omni Parties is a party or by which it may be bound; all pending legal or governmental proceedings to which any of the World Omni Parties is a party or of which any of its properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to its businesses, are, when considered in the aggregate, not material; and there are no contracts or documents of any of the World Omni Parties that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

(p) Except such as may be required by the Act, the Rules and Regulations or state securities laws, no authorization, approval or consent of any court, governmental authority or agency or any other Person is necessary in connection with (A) the issuance of the Notes and the Certificates or the offering and sale of the Notes, (B) the execution, delivery and performance by the World Omni Parties of this Agreement and any Basic Document to which any World Omni Party a party or (C) the consummation by the Depositor of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained on or prior to, and will be in full force and effect as of, the Closing Date.

(q) Each of the World Omni Parties possesses all certificates, authorities, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it, and none of the World Omni Parties has received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its condition, financial or otherwise or its ability to perform its obligations under this Agreement or any Basic Document to which it is a party or by which it may be bound.

(r) This Agreement has been duly authorized, executed and delivered by the Depositor and World Omni.

(s) As of the Closing Date, each of the Basic Documents to which any World Omni Party is a party has been duly authorized, executed and delivered by such World Omni Party.

(t) As of the respective dates set forth therein, the representations and warranties of each of the World Omni Parties in each Basic Document to which it is a party and in officer’s certificates of each of the World Omni Parties delivered on the Closing Date pursuant to Section 7(c) hereof, as the case may be, were or will be, as applicable, true and correct, and each Underwriter may rely on such representations and warranties as if they were set forth herein in full.

(u) None of the World Omni Parties conducts business or has affiliates who conduct business in Cuba or with the government of Cuba within the meaning of Section 517.075 of the Florida Securities and Investors Protection Act or Regulation Section 3E-900.001 promulgated thereunder.

(v) On the Closing Date, the Trust will have good and marketable title to the Exchange Note and the other property conveyed to the Trust on the Closing Date, free and clear of all liens, security interests or encumbrances (except as permitted by the Basic Documents) and will not have assigned to any Person any of its right, title or interest in any such Exchange Note or other property conveyed to the Trust on the Closing Date (except as permitted by the Basic Documents), or shall have obtained the release of any such prior assignment. The assignment of the Exchange Note, all documents and instruments related thereto and all proceeds thereof to the Trust, pursuant to the Exchange Note Sale Agreement and the Exchange Note Transfer Agreement, vests in the Trust all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances (except as permitted by the Basic Documents).

(w) On the Closing Date, WOLT will have good and marketable title to the Transaction Units and the other property allocated to the Closed-End Collateral Specified Interest, free and clear of all liens, security interests or encumbrances (except as permitted by the Basic Documents) and will not have assigned to any Person any of its right, title or interest in any such Transaction Units or such other property (except as permitted by the Basic Documents), or shall have obtained the release of any such prior assignment.

(x) Simultaneously with the Trust’s assignment of the Collateral (as defined in the Indenture) to the Indenture Trustee pursuant to the Indenture, the Indenture Trustee’s interest in the Collateral shall be perfected upon the filing of UCC-1 financing statements in the appropriate offices and there shall be no unreleased statements identifying the Trust as debtor or assignor affecting the Collateral filed in such offices other than such financing statements.

(y) Simultaneously with WOLT’s assignment of the Collateral (as defined in the Security Agreement) relating to the Series 2013-A Reference Pool to the Closed-End Collateral Agent pursuant to the Security Agreement, the Closed-End Collateral Agent’s interest in the Collateral relating to the Series 2013-A Reference Pool shall be perfected upon the filing of UCC-1 financing statements in the appropriate offices and there shall be no unreleased statements identifying WOLT as debtor or assignor affecting the Collateral relating to the Series 2013-A Reference Pool filed in such offices other than such financing statements.

(z) When authenticated, issued and delivered in the manner provided for in the Indenture and delivered against the consideration therefor, the Notes will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(aa) Any material taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement and the other Basic Documents and any other agreements contemplated herein or therein shall have been paid or will be paid at or prior to the Closing Date to the extent then due.

(bb) Neither the Depositor nor World Omni knows of any contract or other document required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus, as then amended and supplemented, which is not filed or described as required.

(cc) World Omni has executed and delivered a written representation (the “17g-5 Representation”) to each Rating Agency (as defined below) that World Omni will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act (“Rule 17g-5”) with respect to the Notes, and World Omni has complied and has caused the Depositor to comply with the 17g-5 Representation other than any breach of the 17g-5 Representation (A) that would not have a material adverse effect on the Notes or (B) arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 4(f) hereof. “Rating Agency” means any “nationally recognized statistical organization” (within the meaning of the Exchange Act) hired by World Omni to rate the Notes.

(dd) The Depositor has complied with Rule 193 under the Act in connection with the offering of the Notes.

3. Purchase, Sale and Delivery of the Notes. On the basis of and in reliance on the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Depositor the aggregate principal amount of each Class of Notes set forth in Schedule I hereto opposite the name of such Underwriter, at a purchase price equal to the following percentages of the aggregate initial principal balances thereof, (i) in the case of the Class A-1 Notes, 99.89000%, (ii) in the case of the Class A-2a Notes, 99.79257%, (iii) in the case of the Class A-2b Notes, 99.80000%, (iv) in the case of the Class A-3 Notes, 99.72403%, (v) in the case of the Class A-4 Notes, 99.64997% and (vi) in the case of the Class B Notes, 99.58036%.

Each Class of Notes will initially be represented by one or more notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of each Class of Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive instruments evidencing the Notes will be available only under the limited circumstances specified in the Indenture.

The Depositor will deliver the Notes to the respective accounts of the Underwriters, against payment of the purchase price therefor in immediately available funds payable to the order of the Depositor, at the office of Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois 60654 (or at such other location as agreed upon among the Depositor, World Omni and the Underwriters) at 9 a.m., Chicago time, on September 18, 2013 or at such other time not later than five full business days thereafter, as the Depositor, World Omni and the Underwriters determine, such time being herein referred to as the “Closing Date”. The instruments evidencing the Notes will be made available for inspection at the above offices of Kirkland & Ellis LLP (or at such other location agreed upon among the Depositor, World Omni and the Underwriters) at least 24 hours prior to the Closing Date.

The Depositor, World Omni and the Underwriters agree that upon receipt by an investor who has received an electronic Prospectus or a request by such investor’s representative (whether such request is delivered to an Underwriter or the Depositor) during the period during which there is an obligation to deliver a Prospectus, the Underwriters will promptly deliver or cause to be delivered without charge, a paper copy of the Prospectus to such investor or representative.

4. Certain Agreements of the Underwriters.

(a) It is understood that the Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus and in the Time of Sale Information.

(b) Until the Underwriters inform the Depositor in writing that all of the Notes have been sold, each Underwriter covenants and agrees to provide to the Depositor each day, with respect to sales of the Notes made by such Underwriter on such date at any price other than the public offering price set forth on the cover page of the Prospectus, the information in writing (which may be in the form of a telecopy) necessary to enable the Depositor to prepare and file or transmit for filing with the Commission the information requested by the Commission to be filed with respect to the distribution of the Notes.

(c) Each Underwriter hereby severally and not jointly represents and warrants to, and agrees with, the Depositor and World Omni, that (i) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the United Kingdom, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Series 2013-A Notes in circumstances in which Secton 21(1) of the FSMA does not apply to the issuing entity; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series 2013-A Notes in, from or otherwise involving the United Kingdom. In relation to each member state of the “European Economic Area” (Austria, Belgium, Bulgaria, Croatia (once its accession to European Economic Area is finalized), Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom) which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter hereby severally and not jointly represents and warrants to, and agrees with, the Depositor and World Omni, that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in the Relevant Member State:

(i) at any time to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(ii) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amendment Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Underwriters; or

(iii) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided, that no such offer of the Notes shall require the Trust or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this Section 4(c), (i) the expression “an offer of notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State; and (iii) the expression “2010 PD Amendment Directive” means Directive 2010/73/EU.

(d) The Underwriters covenant and agree that prior to the date which is one year and one day after the last date upon which (i) each Class of Notes has been paid in full, and (ii) all obligations due under any other securitized financing by the Depositor have been paid in full, the Underwriters will not institute against, or join any other person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law. The foregoing shall not limit the right of any Underwriter to file any claim in or otherwise take actions with respect to any such proceeding otherwise instituted.

(e) Each Underwriter that uses the Internet or other electronic means to offer or sell the Notes severally represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure compliance in all material respects with all applicable legal requirements under the Act and applicable procedures, if any, worked out with the staff of the Commission relating to the use of the Internet or relating to computerized or electronic means of delivery to prospective investors of the Prospectus, in each case in connection with the offering of the Notes.

(f) Each Underwriter, severally and not jointly, represents, warrants and agrees that it (a) has not delivered, and will not deliver, any Rating Information (as defined below) to a Rating Agency or other nationally recognized statistical rating organization, and (b) has not participated and will not participate, in any oral communication of Rating Information (as defined below) with any Rating Agency or other nationally recognized statistical rating organization unless a designated representative from World Omni participated or participates in such communication; provided, however, that if an Underwriter receives an oral communication from a Rating Agency, such Underwriter is authorized to inform such Rating Agency that it will respond to the oral communication with a designated representative from World Omni or refer such Rating Agency to World Omni, who will respond to the oral communication. “Rating Information” means any oral or written information provided for the purpose of (a) determining the initial credit rating for the Notes, including information about the characteristics of the Transaction Units and the legal structure of the Notes or (b) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the Transaction Units.

5. Certain Agreements of the Depositor and World Omni. The Depositor, with respect to the covenants made by it hereunder, and World Omni, with respect to the covenants made by it hereunder, agree with each of the Underwriters that:

(a) The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Underwriters, subparagraph (5)) of Rule 424(b) no later than the second business day following the date it is first used. The Depositor will file with the Commission each Free Writing Prospectus listed on Schedule II or approved in writing by the Depositor and any “issuer information” (as defined above) included in any Free Writing Prospectus permitted by this Agreement that the Depositor is required to file under the Act and the Rules and Regulations, and in each case will do so within the applicable period of time required under the Act and the Rules and Regulations. The Depositor will advise the Underwriters promptly of any such filings.

(b) During the period when a prospectus relating to the Notes is required to be delivered under the Act, the Depositor will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement, the Prospectus or the Time of Sale Information and will not effect or file any such amendment or supplement without the consent of the Underwriters (which consent shall not be unreasonably withheld or delayed) and will advise the Underwriters promptly of any amendment or supplement of the Registration Statement or the Prospectus; provided that, no such consent of the Underwriters will be required to file an amendment or supplement under this Section 5(b) if the Depositor receives an opinion of counsel that such amendment or supplement is required to comply with the Act. The Depositor will advise the Underwriters promptly of the institution by the Commission of any stop order or other order or action suspending the right to use the Registration Statement, the Prospectus or the Time of Sale Information in respect of the Registration Statement. The Depositor will use commercially reasonable efforts to prevent the issuance of any such stop order and, if a stop order is issued, to obtain its lifting as soon as possible.

(c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus and the Time of Sale Information to comply with the Act, the Depositor promptly will notify the Underwriters and will promptly prepare for review by the Underwriters and file, or cause to be prepared for review by the Underwriters and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance; provided that, no consent of the Underwriters as set forth in Section 5(b) hereof will be required to file an amendment or supplement under this Section 5(c) if the Depositor receives an opinion of counsel that such amendment or supplement is required to comply with the Act. Neither the consent of the Underwriters to, nor the delivery by any Underwriter of, any such amendment or supplement shall constitute a waiver or limitation of any right of any Underwriter hereunder.

(d) The Depositor will furnish to the Underwriters copies of the registration statement as originally filed with the Commission and each amendment thereto (in each case at least one of which will include all exhibits), each related preliminary prospectus including the Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

(e) The Depositor will arrange for the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Underwriters may designate and will continue such qualifications in effect so long as required for the distribution of the Notes, provided that the Depositor shall not be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified.

(f) So long as any Notes are outstanding, unless such information shall have been posted to the World Omni website, the Depositor or World Omni, as the case may be, will deliver or cause to be delivered to the Underwriters, as soon as each becomes available, copies of (i) each report relating to the Notes delivered to Noteholders pursuant to the Basic Documents and, (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished pursuant to the Basic Documents, (iii) each periodic report required to be filed by the Depositor with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder, and (iv) such other information in the possession of the Depositor concerning the Trust, the Depositor, the Notes or the Certificates as the Underwriters may reasonably request from time to time.

(g) The Depositor and World Omni will pay all expenses incident to the performance of their respective obligations under this Agreement, including without limitation, (i) expenses incident to the word processing, printing and reproduction of the registration statement as originally filed with the Commission and each amendment thereto, preliminary prospectuses (including the Preliminary Prospectus and each Free Writing Prospectus listed on Schedule II hereto or agreed upon in writing by the Depositor and the Underwriters) and the Prospectus (including any amendments and supplements thereto), (ii) the fees and disbursements of the Owner Trustee, the Indenture Trustee and the Trust and their respective counsel, (iii) the fees and disbursements of counsel and the independent public accountants of the Depositor and World Omni, (iv) the fees charged by each of the Rating Agencies in connection with the rating of each Class of Notes, (v) the fees of DTC in connection with the book-entry registration of the Notes, (vi) the amounts set forth in Section 6(i) and (vii) expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters pursuant to Section 5(e) hereof in connection with the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Underwriters may designate.

(h) To the extent, if any, that the rating provided with respect to any Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Depositor or World Omni, the Depositor or World Omni, as the case may be, shall furnish such documents and take any such other actions.

(i) World Omni will comply (and will cause the Depositor to comply) with the 17g-5 Representation, other than any breach of the 17g-5 Representation (A) that would not have a material adverse effect on the Notes or (B) arising from a breach by any Underwriter of the representations, warranties and covenants set forth in Section 4(f) hereof.

6. Time of Sale Information and Free Writing Prospectus.

(a) The following terms have the specified meanings for purposes of this Agreement:

(i) “Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act;

(ii) “Prepricing Information” means information relating to the price, pricing speed, benchmark and status of the Notes and the offering thereof; and

(iii) “Computer Tape Information” means written information regarding the Notes or the related Transaction Units contained in the electronic data file WOL474_073013_TAPE.txt furnished by the Depositor to Credit Suisse Securities (USA) LLC by email on July 31, 2013.

(b) The Depositor will not disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than the Time of Sale Information and the Prospectus, unless the Depositor has obtained the prior written consent of the Underwriters.

(c) Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Act, nor shall the Depositor or any Underwriter disseminate any Free Writing Prospectus “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.

(d) Each Underwriter and the Depositor represent that each Free Writing Prospectus distributed by it shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Act:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free (800) 221-1037.

(e) In the event that the Depositor or World Omni becomes aware that, as of its date or as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), such entity shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters, at the expense of the Underwriters if such untrue statement or omission relates solely to Underwriter Information, and otherwise at the expense of the Depositor, a Corrected Prospectus.

(f) Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Depositor that:

(i) Other than the Preliminary Prospectus, the Prospectus and each Free Writing Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than, and the Underwriter conveying such information represents that such written communication contains no more than, the following: (1) the information in any Free Writing Prospectus listed on Schedule II hereto or approved in writing by the Depositor, (2) information relating to the class, size, rating, CUSIP/ISIN numbers, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more classes of Notes, (3) the servicer clean up call, (4) the eligibility of the Notes to be purchased by ERISA plans, (5) Prepricing Information, (6) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes and (7) Intex.cdi files (each such written communication, a “Permitted Underwriter Communication”); and (ii) each Underwriter will be permitted to provide confirmations of sale; provided, however, that no Underwriter has or may distribute any information described in subclauses (1) through (7) above that would be “issuer information” as defined in Rule 433 under the Act other than (A) information that has already been filed with the Commission, (B) preliminary terms of the Notes not required to be filed with the Commission and (C) information relating to the final terms of the Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the Act. World Omni and the Depositor each authorize each Underwriter to transmit by graphic means (within the meaning of Rule 433 under the Securities Act) the “net road show” in which representatives of World Omni and the Depositor participate; provided that the foregoing shall not be deemed to constitute an authorization for an Underwriter to transmit a written communication (other than the Preliminary Prospectus and each Free Writing Prospectus listed in Schedule II hereto) contained in a separate file together with such “net road show.”

(ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

(iii) Prior to entering into any “contract of sale” (within the meaning of Rule 159 under the Act) (a “Contract of Sale”), the applicable Underwriter shall convey the Preliminary Prospectus and each Free Writing Prospectus to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Preliminary Prospectus and the ratings Free Writing Prospectus to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(iv) If a Defective Prospectus has been corrected with a Corrected Prospectus delivered to such Underwriter subsequent to the original Time of Sale and prior to the Closing Date, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor and (B) enter into new Contracts of Sale on the terms described in the Corrected Prospectus with each of such investors or, for those investors who do not enter into new Contracts of Sale, terminate the old Contracts of Sale.

(g) Each Underwriter shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication relating to the final terms of the Notes required to be filed with the Commission pursuant to Rule 433(b)(5)(ii) under the Act.

(h) The Depositor shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 6(g) not later than two days after the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) under the Act; provided, however, that the Depositor shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Depositor in accordance with Section 6(g).

(i) In the event that any Underwriter shall incur any costs or suffer any losses or damages in connection with the reformation of the Contract of Sale with any investor that received a Defective Prospectus, the Depositor and World Omni jointly and severally agree to reimburse such Underwriter for such costs, losses or damages on such terms as are consistent with the indemnification provisions of Section 8 hereof; provided, that such reimbursement obligations of the Depositor and World Omni shall not apply to any such reformation to the extent resulting from an untrue statement or omission in a Defective Prospectus contained in or omitted from the Defective Prospectus in reliance upon and in conformity with the Underwriter Information.

7. Conditions of the Obligations of the Underwriters. The obligation of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the respective representations and warranties on the part of the Depositor and World Omni herein, to the accuracy of the statements of the respective officers of the Depositor and World Omni made pursuant to the provisions hereof, to the performance by the Depositor and World Omni of their respective obligations hereunder and to the following additional conditions precedent:

(a) Prior to the Time of Sale, with respect to the Preliminary Prospectus and on or prior to the Closing Date, with respect to the Prospectus, the Underwriters and the Depositor shall have received a letter, dated as of the date of the Preliminary Prospectus and the Closing Date, respectively, of PWC confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, substantially in the form of the draft or drafts to which the Underwriters have previously agreed and otherwise in form and in substance satisfactory to the Underwriters and counsel for the Underwriters (and for the avoidance of any doubt, covering any static pool data pursuant to Item 1105 of Regulation AB under the Act included or incorporated by reference in the Time of Sale Information or the Prospectus).

(b) The Prospectus, the Preliminary Prospectus, each Free Writing Prospectus listed on Schedule II hereto or approved in writing by the Depositor and any “issuer information” as defined above included in any Permitted Underwriter Communication required to be filed with the Commission shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, World Omni or the Underwriters, shall be contemplated by the Commission.

(c) The Underwriters shall have received certificates of the President, any Vice President, the Treasurer, the Secretary or any Assistant Treasurer or any Assistant Secretary of each of the Depositor and World Omni, each dated the Closing Date, in which such officer shall state, in the case of (A) the Depositor that (1) the representations and warranties of the Depositor in each Basic Document to which it is a party and in this Agreement were true and correct as of the date therein indicated, (2) to the best knowledge of such officer after reasonable investigation, the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (3) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor, except as set forth in or contemplated by the Prospectus, the Preliminary Prospectus and the Time of Sale Information and (B) World Omni, that (1) the representations and warranties of World Omni in each Basic Document to which it is a party and in this Agreement were true and correct as of the date therein indicated, (2) to the best knowledge of such officer after reasonable investigation, World Omni has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and (3) subsequent to the date of this Agreement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of World Omni except as set forth in or contemplated by the Prospectus, the Preliminary Prospectus and the Time of Sale Information.

(d) With respect to all of the Notes, not less than 25% of the Notes (by principal amount) shall have been purchased on the Closing Date by parties not affiliated with the Depositor.

(e) The Underwriters shall have received:

(1) Such customary opinions and letters as may be requested by counsel for the Underwriters.

(2) The favorable opinion of Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the Depositor and World Omni, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(3) Reliance letters relating to each legal opinion relating to the transactions contemplated by this Agreement and the Basic Documents rendered by counsel to ALF, the Depositor or World Omni to the Owner Trustee, the Indenture Trustee or any Rating Agency.

(4) The favorable opinion of counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters.

(5) The favorable opinion of special counsel to the Owner Trustee and the Titling Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters.

(6) A certificate, executed by the Indenture Trustee, stating that any information contained in the Statement of Eligibility and Qualification (Form T-1) filed with the Registration Statement is true, accurate and complete.

(7) The favorable letter of Mayer Brown LLP, counsel for the Underwriters, dated the Closing Date, which letter shall be satisfactory in form and substance to the Underwriters.

(8) The favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Depositor and the Trust, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters.

(f) As of the Closing Date, the Notes shall be rated by the Rating Agencies as set forth in the Free Writing Prospectus listed on Schedule II hereto, such ratings shall not have been rescinded and no public announcement shall have been made by any Rating Agency that the rating of any Class of Notes has been placed under review.

(g) On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Notes and the Certificates and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the parties to the Basic Documents in connection with the issuance of the Notes and the Certificates and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(h) If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor and World Omni at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(g) hereof.

8. Indemnification.

(a) Each of the Depositor and World Omni agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) arising out of any untrue statement or alleged untrue statement of a material fact contained in a Permitted Underwriter Communication or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that this subsection (C) shall only apply to untrue statements, alleged untrue statements, omissions and alleged omissions that result from errors or omissions (x) in the Registration Statement, any Free Writing Prospectus listed on Schedule II hereto, the Preliminary Prospectus or the Prospectus (unless such errors or omissions are in the Underwriter Information) or (y) in any Computer Tape Information;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor and World Omni; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Underwriter Information; provided, further, that the foregoing indemnity with respect to the Time of Sale Information shall not inure to the benefit of any Underwriter (or to the benefit of the person controlling such Underwriter) from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased the Notes if such untrue statement or omission or alleged untrue statement or omission made in such Time of Sale Information is eliminated or remedied in a Corrected Prospectus delivered to such Underwriter prior to the revised Time of Sale and a copy of the Corrected Prospectus shall not have been furnished to such person at or prior to the revised Time of Sale of such Notes to such person.

The indemnity agreement in this subsection (a) will be in addition to any liability which the Depositor and World Omni may otherwise have and will extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Depositor and World Omni, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls each of the Depositor and World Omni, respectively, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in (i) the Registration Statement (or any amendment thereto) or in any preliminary prospectus, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information, or (ii) any Permitted Underwriter Communication (other than Prepricing Information) that does not result from an error or omission in (A) the Registration Statement, the Time of Sale Information or the Prospectus (unless such error or omission is in the Underwriter Information), (B) any Computer Tape Information or (C) any written information furnished to the related Underwriter by the Depositor or World Omni expressly for use therein, which information was not corrected by information subsequently provided by the Depositor or World Omni to such Underwriter prior to the time of such Permitted Underwriter Communication.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this indemnity agreement except to the extent that the indemnifying party shall be materially prejudiced by such failure. An indemnifying party may participate at its own expense in the defense of such action. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

9. Contribution. If the indemnification provided for in Section 8 hereof is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) thereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the loss, liability, claim, damage or expense referred to in subsection (a) or (b) of Section 8 in such proportion as is appropriate to reflect the relative benefits received by the Depositor and World Omni on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor and World Omni on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative benefits received by the Depositor and World Omni on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, World Omni or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the loss, liability, claim, damage or expense referred to in the first sentence of this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the other provisions of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter and each director of the Depositor and World Omni, each officer of the Depositor who signed the Registration Statement and each person, if any, who controls either the Depositor or World Omni within the meaning of Section 15 of the Act shall have the same rights to contribution as the Depositor or World Omni, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of the Notes set forth opposite their respective names in Schedule I hereto and not joint.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor and World Omni or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Depositor, World Omni or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor and World Omni shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(g) hereof and the respective obligations of the Depositor, World Omni and the Underwriters pursuant to Sections 8 and 9 hereof shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 12 or the occurrence of any event specified in clause (ii), (iii) or (iv) of Section 11 hereof, the Depositor and World Omni will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

11. Termination of Agreement. The Underwriters may terminate this Agreement, by notice to the Depositor and World Omni, at any time prior to or at the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depositor or World Omni, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market any Class of Notes or to enforce contracts for the sale of any Class of Notes; (ii) if there has occurred, since the date of this Agreement, any outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other major act of terrorism involving the United States or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market any Class of Notes or to enforce contracts for the sale of any Class of Notes; (iii) if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed or maximum ranges for prices for securities have been required, by said Exchange or by order of the Commission or any other governmental authority; (iv) if there has been any material disruption in commercial banking securities settlement or clearance services in the United States; or (v) if a banking moratorium has been declared by either federal, New York, Delaware or Florida authorities.

12. Default By One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Underwriters shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities of any class of Notes does not exceed 10% of the total aggregate principal amount of such class, the non-defaulting Underwriters with respect to such class shall be obligated to purchase the full amount thereof in such proportions that their respective underwriting obligations hereunder with respect to such class bear to the underwriting obligations of all non-defaulting Underwriters of such class, or

(b) if the aggregate principal amount of Defaulted Securities of any class of Notes exceeds 10% of the total aggregate principal amount of such class, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Depositor shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

13. Notices. All communications hereunder will be in writing and, if sent to (i) the Underwriters, will be mailed, delivered or sent by facsimile and confirmed to them at (1) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, 4th Floor, New York, New York 10010, Attention: Asset Finance, (2) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, Floor 11, New York, New York 10036, (3) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, (ii) the Depositor, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Auto Leasing LLC, 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: Eric Gebhard, Treasurer (facsimile number (954) 429-2685), with a copy to Peter Sheptak, General Counsel (facsimile number (954) 363-4114) or (iii) World Omni, will be mailed, delivered or sent by facsimile and confirmed to it at World Omni Financial Corp., 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, Attention: Eric Gebhard, Treasurer (facsimile number (954) 429-2685), with a copy to Peter Sheptak, General Counsel (facsimile number (954) 363-4114).

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Sections 8 and 9 hereof, and no other Person will have any right or obligation hereunder.

15. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

16. Miscellaneous. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws.

19. No Fiduciary Duty. Each of the Depositor and World Omni acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s length contractual counterparty to itself with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, World Omni or the Trust. In addition, the Underwriters are not advising the Depositor, World Omni or the Trust as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Depositor and World Omni shall consult with its own advisors concerning such matters. Any review by the Underwriters of the Depositor, World Omni, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor nor World Omni.

20. USA PATRIOT Act Notification. Each of the Depositor and World Omni acknowledges that the Underwriters are required by U.S. Federal law to obtain, verify and record information that identifies each person or corporation who opens an account or enters into a business relationship with a financial institution to help fight the funding of terrorism and money laundering activities.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts duplicate hereof, whereupon it will become a binding agreement between the Depositor and World Omni and the Underwriters in accordance with its terms.

Very truly yours,

WORLD OMNI AUTO LEASING LLC

By:	/s/ Charles M. Einhorn
Name:	Charles M. Einhorn
Title:	Assistant Treasurer

WORLD OMNI FINANCIAL CORP.

By:	/s/ Charles M. Einhorn
Name:	Charles M. Einhorn
Title:	Assistant Treasurer

Underwriting Agreement

S-1

CONFIRMED AND ACCEPTED, as of the date first above written. CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Linda Hsu
Name:	Linda Hsu
Title:	Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ William A. Glenn
Name:	William A. Glenn
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Henry Domenici
Name:	Henry Domenici
Title:	Managing Director

Underwriting Agreement

S-2

SCHEDULE I

Name of Underwriter	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2a Notes	Principal Amount of Class A-2b Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes
Credit Suisse Securities (USA) LLC	55,000,000	89,500,000	82,000,000	107,500,000	42,586,000	15,020,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	27,500,000	44,750,000	41,000,000	53,750,000	21,292,000	7,510,000
Morgan Stanley & Co. LLC	27,500,000	44,750,000	41,000,000	53,750,000	21,292,000	7,510,000
Total	110,000,000	179,000,000	164,000,000	215,000,000	85,170,000	30,040,000

Sch. I

SCHEDULE II

Free Writing Prospectus dated September 5, 2013

Free-Writing Prospectus dated September 11, 2013 relating to the Bloomberg Screen

Sch. II